UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

SPANTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	0-25124	65-0782227
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5192 10th Avenue North, Suite D, Lake Worth, FL 33463

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (804) 967-4258

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

Effective as of January 18, 2006, Spantel Communications, Inc. (the "Company") formally engaged Rotenberg Meril Solomon Bertiger & Guttilla PC as its principal independent auditor to audit the financial statements of the Company for the year ending December 31, 2005, and simultaneously dismissed Staley, Okada and Partners (the "Former Auditor"). The change was made as a result of a Securities and Exchange Commission directive that the Company’s principal independent auditor be located either in the United States or Spain, the location of the Company’s headquarters and principal operations.

The report of the Company's auditors for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinions or disclaimer of opinion or qualification. The Company engaged the Former Auditor on March 17, 2004 as its certifying accountants to examine the books and records of the Company for the fiscal year ending December 31, 2003.

The decision to change accountants was authorized and approved by the board of directors of the Company.

During the period from the engagement of the Former Auditor through the date of the dismissal of the Former Auditor, including the registrant's most recent fiscal year and the subsequent interim period, there were no disagreements with the Former Auditor, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Auditor's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Rotenberg Meril Solomon Bertiger & Guttilla PC did not advise the Company with respect to any of the matters described in paragraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-B.

The Company has requested the Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated January 23, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Exhibits:

16.1	Letter of Staley, Okada and Partners regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANTEL COMMUNICATIONS, INC.

Dated: January 25, 2006	By:	/s/ JOSE RAMON BASTERRA

Name: Jose Ramon Basterra Its: President